                                                                   EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 15, 2000, March 9, 2001, and March 12, 2001 for the SBC Domestic Wireless Group, the BellSouth Domestic Wireless Group and Cingular Wireless LLC, respectively, in the Registration Statement (Form S-4 No. 333-xxxxx) and related Prospectus of Cingular Wireless LLC dated January 24, 2002.

                                    /s/ Ernst & Young LLP


Atlanta, Georgia
January 17, 2002